Exhibit 10.19

TFI TAB Gıda Yatırımları A.Ş.

LONG TERM INCENTIVE PLAN

1.             PURPOSE

The purpose of the TFI TAB Gıda Yatırımları A.Ş. (“TFI”)  Long Term Incentive Plan (the “Plan”) is (i) to enhance Participant’s drive for future growth and success by sharing the value created in TFI and its Affiliates, (ii) to align incentive compensation programs with TFI’s long-term business objectives and the interests of shareholders, (iii) to attract, retain and reward those executives, Directors and other employees of TFI and its Affiliates who are expected to contribute significantly to the success of TFI and its Affiliates, and (iv) to incentivize successful IPO.

2.             DEFINITIONS

“Affiliates” shall mean any of the consolidated subsidiaries of TFI.

“Award” shall mean a Share Appreciation Right, Full Share Award or Performance Share Award granted under the Plan.

“Award Agreement” shall mean the paper or electronic document evidencing an Award granted under the Plan.

“Board” shall mean the Board of Directors of TFI.

“Change in Control” shall mean the occurrence of any of the following as determined by the Board (or, if authorized by the Board, the Committee) in its reasonable discretion:

a)                   a person or entity acting alone or in concert with other persons or entities (in each case, other than members of the Kurdoglu family or entities controlled by such persons) acquiring the majority of the securities that can be voted at the general meeting of shareholders of the Company, either directly or indirectly, other than acquisition of voting securities by the Company, any employee benefit plan (or related trust)

sponsored or maintained by the Company or any of its Affiliates, or any underwriter temporarily holding voting securities pursuant to an offering of such securities;

b)                   the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, unless immediately thereafter a majority of the total voting power of the Company (or the entity resulting from the transaction) is represented by voting securities that were outstanding immediately prior to such transaction;

c)                    the consummation of a sale of all or substantially all of the Company’s assets (other than to an Affiliate of the Company); or

d)                   the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.

“Committee” shall mean the Personnel and Compensation Committee of the Board.

“Common Stock” shall mean the ordinary shares of the Company, par value TL 1.00 per share.

“Company” shall mean TFI.

“Director” shall mean a member of the Board who is not also an active employee or officer of the Company or an Affiliate.

“Fair Market Value” indicates the value determined pursuant to the valuation methodology approved for such purpose by the Board (or, if authorized by the Board, the Committee).

“Full Share” shall represent one Share of TFI upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

“IPO” shall mean initial public offering of Shares of TFI.

“Participant” shall mean a current or former executive, Director or other employee of TFI or any of its Affiliates who holds an Award under the Plan (and the legal representative of the estate of a deceased Participant).

“Performance Condition” shall mean any condition to the vesting of an Award based on the performance of the Company (including one or more of its Affiliates), the performance of any branch or business unit of the Company (or of any Affiliates), and/or the performance of an individual Participant (other than remaining employed by the Company or an Affiliate), whether based on absolute or relative performance measures.

“Performance Period” shall mean the period established by the Board (or , if authorized by the Board, the Committee) at the time any Performance Award is granted or at any time thereafter during which any Performance Conditions specified by the Board (or , if authorized by the Board, the Committee) with respect to such Award are measured or must be satisfied.

“Performance Based Share Award” or Performance Based SAR Award” shall mean a Full Share Award or SAR award whose vesting is contingent upon a Performance Condition(s) which must be satisfied within Performance Period.

“SAR”  or “Share Appreciation Right” shall mean a right to receive a payment, during a specified term, in cash, Common Stock, or a combination thereof, in an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over the exercise price of such SAR, which right is subject to the terms, conditions, limitations and restrictions set forth in the Plan and an Award Agreement.

3.             ELIGIBILITY

a)                 Selected executives, Directors and other employees of  TFI and its Affiliates are held as eligible to participate in the Plan. During the identification of the eligibility, the candidate’s position, roles and responsibilities, impact on long-term value creation and the magnitude of this impact is considered, along with the contribution and performance of the individual to TFI and such other identified factors.

b)                 Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Board (or, if authorized by the Board, the Committee) in its sole discretion and candidates for eligibility need not be treated uniformly.

c)                  The eligibility review is conducted on an annual basis. Prior to the commencement of every grant cycle, the Board (or , if authorized by the Board, the Committee) evaluates the inclusion or exclusion of Participants based on the above-mentioned criteria.

4.             ADMINISTRATION

a)                 The Plan shall be administered by the Board (or, if authorized by the Board, the Committee). The Board (or, if authorized by the Board, the Committee) may issue rules and regulations for administration of the Plan. The Board (and, as applicable, the Committee) shall meet at such times and places as it may determine. The Board (or, if authorized by the Board,  the Committee) may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Board (or, if authorized by the Board, the Committee) may adopt special guidelines and provisions for people who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.  In administering the Plan, the Board (or, if authorized by the Board, the Committee) shall not be required to treat Participants uniformly, subject to the requirements of applicable law.

b)                 the Board (or, if authorized by the Board, the Committee) shall have full power and authority to:

(i)                                     Designate Participants;

(ii)                                  Determine the type or types of Awards to be granted to each Participant under the Plan;

(iii)                               Determine the number of shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv)                              Determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any transfer, lock-up or forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto or issued thereunder, based on such factors, if any, as the Board (or, if authorized by the Board, the Committee) shall determine, in its sole discretion); and

(v)                                 Make any other determination and take any other action that the Board (or, if authorized by the Board, the Committee) deems necessary or desirable for the administration of the Plan.

c)                  All decisions of the Board (or, if authorized by the Board, the Committee) shall be final, conclusive and binding upon all parties, including TFI and its Affiliates, TFI’s shareholders and the Participants.

5.             GENERAL TERMS OF THE PLAN

The Plan is composed of two separate incentive plans for the IPO and post — IPO periods.

a)                 IPO Plan

Under the IPO plan, Participants are provided Full Share Awards.  The total grant size for each Participant may differ based on the Board’s (or, if authorized by the Board, the Committee’s) decision in line with the Participant’s position, roles and responsibilities, impact on long-term value creation and the magnitude of this impact, along with the contribution and performance of the individual. The number of Full Value Shares granted to an individual Participant shall be determined by the Board (or, if authorized by the Board, the Committee).

The vesting of the Full Share Awards granted under the IPO plan is contingent upon the IPO and the following requirements:

•                 Full Share Awards shall have 3 year vesting, as follows: 40% of such Awards shall be vested upon grant (subject to any transfer restrictions or lock-up as set forth in the Award Agreement) and the remaining 60% shall vest in two equal instalments in December 2019 and December

2020, provided, in each case, that the Participant remains employed through the applicable vesting date.

Until the vesting conditions are satisfied, no shares of Common Stock shall vest and no shares of Common Stock shall be transferred to or registered under the name of the Participant.

The Participants from Burger King China (“BK China”), who have or are going to have the BK China shares until the IPO year, shall undergo a share conversion process as determined by the Board (or, if authorized by the Board, the Committee). Accumulated BK China shares shall be converted to TFI shares on or after the IPO.

For each share of Pangaea Foods (China) Holding, Ltd. (Cayman Company) the Participants will receive a Full Share Award over 1.46 shares of Common Stock.

b)                 Post - IPO Plan

After the end of the IPO year, the first Post — IPO plan shall be granted on or around the beginning of TFI’s first fiscal year thereafter.  On or around each anniversary year, new awards shall be granted to Participants within the new plan. Grant size is determined the Board (or, if authorized by the Board, the Committee), considering the value of the grants, share dilution and performance results.

Under the Post - IPO Plan, Participants will be granted Full Share Awards and Share Appreciation Rights.  The total grant size for each Participant may differ based on the Board (or, if authorized by the Board, the Committee) decision in line with the Participant’s position, roles and responsibilities, impact on long-term value creation, and the magnitude of this impact, along with the contribution and performance of the individual. The composition of the Award (i.e. how many Full Value Shares vs. Share Appreciation Rights) granted to an individual Participant shall be determined by the Board (or, if authorized by the Board, the Committee).

(i)                                     Performance Based Share Awards

Performance Based Share Awards are granted each year. The portion of a Performance Based Share Award that vests shall be determined based on the performance achieved as of the end of the Performance Period. The Performance Period is set as 3 years.  The initial target grant size shall be adjusted according to the 3-year performance. The portion of the Award that vests will vary between 85% to 115% of the initial target grant size depending on the performance levels. Achievement of performance targets shall be determined by the Board (or, if authorized by the Board, the Committee) for each applicable Performance Period; provided, however, that the Board (or, if authorized by the Board, the Committee) shall have the sole discretion to further adjust Awards to reflect the overall performance of TFI and its Affiliates and/or the applicable Participant.

The vesting of the Performance Based Shares is contingent upon the following requirements:

•                 Time: Performance Based Shares shall be ready for cliff vesting (100%) after 3 years, provided that the Participant remains employed through the applicable vesting date.

•                 Exercise Fee: The vesting schedule shall be completed only if the executive makes an exercise fee payment of in the amount set forth in the Award Agreement.

Until the “time” and “exercise fee” conditions are satisfied no shares shall vest and no shares shall be transferred to or registered under the name of the Participant.

(ii)                                  Performance Based Share Appreciation Right (SAR)

Performance Based SAR Awards are granted each year. The portion of an Award that vests shall be determined based on the performance achieved as of the end of the Performance Period. The Performance Period is set as 3 years.  The initial target grant size shall be adjusted according to the 3-year performance. The portion of the Award that vests will vary between 85% to

115% of the initial target grant size depending on the performance levels. Achievement of performance targets shall be determined by the Board (or, if authorized by the Board, the Committee) for each applicable Performance Period; provided, however, that the Board (or, if authorized by the Board, the Committee) shall have the sole discretion to further adjust Awards to reflect the overall performance of TFI and its Affiliates and/or the applicable Participant.

SARs shall have 3-year cliff (100%) vesting.  SARs that do not vest as of the end of the vesting period shall expire upon the end of such vesting period.  Vested SARs shall expire after such period, not to exceed ten years, as may be determined by the Board (or, if authorized by the Board, the Committee). If a SAR is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the SAR expires or is otherwise cancelled pursuant to its terms or the terms of the Plan. In no event, shall any SAR issued under the Plan be “reload” or carry any similar rights.

The Board (or, if authorized by the Board, the Committee) shall determine the exercise price per share for each SAR.

The SARs are settled in shares of Common Stock (or cash or a combination thereof as determined by the Board (or, if authorized by the Board, the Committee). Once the SAR is exercised by the Participant, the appreciation value shall be converted to shares of Common Stock (or cash or a combination thereof) at the time of exercise. The conversion shall be made on closing date share price on the exercise date. At the time of exercise the Participant may choose to receive shares that are net of taxes, meaning the some of the shares are sold/withhold to cover taxes and any applicable fees.

6.             ADDITIONAL DETAILED TERMS OF THE SHARES

Notwithstanding any terms or conditions hereunder, as a condition of receiving any Award hereunder, each Participant acknowledges that the shares of Common Stock may be granted subject to the conditions and terms of any more detailed incentive plans determined by the

Board from time to time. The Participant agrees to duly execute and deliver any agreement and/or documents as the Board (or, if authorized by the Board, the Committee) may consider necessary or proper for or in relating to the granting or vesting of the shares or of an Award. The Board (or, if authorized by the Board, the Committee) has the exclusive authority to interpret any incentive plan (including the Plan) determined thereby. As a condition of receiving any Award hereunder, each Participant agrees to execute any shareholders’ agreements in contents and form as the Board (or, if authorized by the Board, the Committee) determines appropriate, to ensure that the Participant will not enjoy any rights to veto the resolutions of the majority of other shareholders of TFI; and that the Participant will not hinder the sale of shares of Common Stock by the other shareholders or the issuance of additional shares to other shareholders.

As a condition of receiving any Award hereunder, each Participant is required to comply with the Share Ownership Guideline set by TFI. The Share Ownership Guideline is issued the Board (or, if authorized by the Board, the Committee) and communicated to the Participants.

7.             TERMINATION OF THE PLAN; TERMINATION OF SERVICE AND FORFEITURE OF AWARDS

a)                 The Plan may be amended by the Board at any time in its sole discretion, subject to applicable law and in a way not to undermine the Participant’s rights under the existing Plan.

b)                 Neither a Participant’s resignation from his or her employment or service to TFI or any of its Affiliates nor this Plan’s early termination shall affect the performance of the Participant’s duties or obligations to TFI.

c)                  Any Awards not vested as of the date of an Actionable Termination (as such term is defined below) shall be forfeited.  An “Actionable Termination” is a termination of a Participant’s employment or service to TFI or any of its Affiliates for causes reasonably determined by the Board, including, without limitation:

(i)                                     the Board determines that the Participant is guilty of any misconduct which would justify the termination of his or her employment or service to TFI or any of its Affiliates without notice;

(ii)                                  the Board determines that the Participant has committed any act involving fraud, dishonesty, breach of the implied duty of good faith and fidelity or any other criminal activity which in any way impacts upon TFI or its Affiliates; or

(iii)                               the Participant is terminated by TFI for cause (as determined by the Board in its sole discretion).

The date of an Actionable Termination is the date of the earliest event which the Board determines was a basis for such Actionable Termination.

d)                 If a Participant resigns from TFI or its Affiliates, any Awards not vested as of the date of such resignation shall be forfeited.

e)                  In the event a Participant’s employment or service to TFI or any of its Affiliates is terminated (i) due to the Participant’s death or disability (as determined by the Board(or, if authorized by the Board, the Committee), or (ii) by TFI other than for an Actionable Termination, in each case, a pro-rata portion of each outstanding Award shall vest, based on elapsed days since the date of grant of such Award, subject to the Board’s determination of the achievement, if any, of an Award subject to any Performance Condition.

8.             DIVIDENDS; RIGHTS AS SHAREHOLDER

Any unvested Award shall not bestow upon the Participant’s any equity interest or ownership in TFI prior to the date on which the Awards vest and TFI delivers shares of Common Stock to the Participant.  A Participant shall not, due to any Award, have any right as a shareholder of TFI with respect to the shares of Common Stock that may be deliverable upon exercise or payment of such Award (including any right to receive or accumulate dividends or the right to vote such shares) until such shares have been delivered to him or her.

9.             TAX AND COMPLIANCE

TFI will bear the tax impact of delivering the Full Share Awards to Participants. The Participant shall be responsible to pay all taxes and discharge all other liabilities to which he or she may become subject as a result of subsequent sale of the shares. The Participant shall ensure that the Participant has obtained and will obtain all applicable approvals, registrations and filings and comply with all applicable laws, regulations and rules related to the shares to the extent applicable to the Participant.

10.           NO EMPLOYMENT RIGHTS

Neither the establishment of this Plan, nor the granting of any Award, shall be construed to (a) give any Participant the right to remain employed by TFI or any of its Affiliates or to any benefits not specifically provided by this Plan or (b) in any manner modify the right of TFI or any of its Affiliates to modify, amend, or terminate any of its employee compensation or benefit plans (including the Plan).

11.           NATURE OF PAYMENTS

Any and all grants and deliveries of shares of Common Stock hereunder shall constitute special incentive payments to the Participant, and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other compensation or benefit plan of  TFI or any of its Affiliates or (b) any agreement between TFI or any of its Affiliates, on the one hand, and the Participant, on the other hand, except as such plan or agreement shall otherwise expressly provide.

12.           CHANGE IN CONTROL

Except as otherwise set forth in an applicable Award Agreement, upon a Change in Control, all then-outstanding Share Appreciation Rights shall immediately become fully vested and exercisable, all Full Share Awards shall vest in full and be free of restrictions related to the vesting thereof, and all Performance Share Awards shall vest based on the greater of target and actual performance as of the date of the Change in Control (as determined by the Board (or, if authorized by the Board, the Committee) in its sole discretion).

Notwithstanding the foregoing, in the event of a Change in Control, a Participant’s Award will be treated, to the extent determined by the Board (or, if authorized by the Board, the Committee) to be permitted under applicable law, in accordance with one or more of the following methods as determined by the Board (or, if authorized by the Board, the Committee) in its sole discretion: (i) settle such Awards for an amount of cash or securities equal to their value, where in the case of Share Appreciation Rights, the value of such awards, if any, will be equal to their in-the-money spread value (if any); or (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan.  For the avoidance of doubt, in the event of a Change in Control where all Share Appreciation Rights are settled for an amount (as determined by the Board (or, if authorized by the Board, the Committee)) of cash or securities, the Board (or, if authorized by the Board, the Committee) may, in its sole discretion, terminate any Share Appreciation Right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.  Similar actions to those specified in this Section 12 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.

13.      EXERCISE

The Participants are required to acknowledge that they have read this document annually.

14.      GOVERNING LAW

This Agreement is governed by and construed in all respects in accordance with the laws of Turkey.